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                                                                    EXHIBIT 4.33

                                                                  LOAN NO. T0362
                                                                  LOAN NO. T0388

                                 COBANK, ACB

                      FIRST AMENDMENT AND SUPPLEMENT TO
                    LIMITED RECOURSE CONTINUING GUARANTY


STATE OF LOUISIANA    )
                      )
PARISH OF CALCASIEU   )


STATE OF GEORGIA      )
                      )
COUNTY OF COBB        )

       BEFORE the respective undersigned Notaries Public, and in the presence of the respective undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

       THIS FIRST AMENDMENT AND SUPPLEMENT TO LIMITED RECOURSE CONTINUING GUARANTY (this "First Amendment") is made as of July 1, 1996, by and between MERCURY, INC. ("Mercury") and COBANK, ACB ("CoBank"), and amends that certain Limited Recourse Continuing Guaranty, dated as of April 20, 1995 (the "Guaranty"), made by Mercury for the benefit of CoBank.


                              R E C I T A L S:

       WHEREAS, Mercury owns 4% of the capital stock of Mercury Cellular Telephone Company ("MCTC"); and

       WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower") have entered into that certain Loan Agreement, dated April 20, 1995 (as the same may be amended, supplemented, extended or restated from time to time, the "First Loan Agreement"), providing for a loan of up to $18,000,000 (the "First Loan") and into that certain Loan Agreement, dated as of even date herewith (the "Second Loan Agreement"; the First Loan Agreement and the Second Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $13,000,000 (the "Second Loan"; the First Loan and the Second Loan, collectively, the "Loans"); and

       WHEREAS, the proceeds of the Loans has been or will be reloaned by the Borrower to MCTC for the purposes set forth in the Loan Agreements; and
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  Continuing Guaranty/Mercury
Loan No. T0362
Loan No. T0388



       WHEREAS, as an inducement to CoBank to enter into the Loan Agreements and to make the Loans, Mercury has agreed to pledge its stock of MCTC pursuant to a Pledge Agreement, dated as of April 20, 1995, as amended by that certain First Amendment and Supplement to Pledge Agreement, dated as of even date herewith, which stock shall be used as the sole collateral for Mercury's guarantee of the Obligations as defined in the Guaranty, provided that CoBank's sole recourse with respect to the guarantee is against such stock pursuant to such Pledge Agreement;

       NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mercury and CoBank hereby agree as follows:

       SECTION 1. DEFINITIONS. Capitalized terms used in this First Amendment, unless otherwise defined herein, shall have the meanings ascribed to them in the Pledge Agreement.

       SECTION 2. Section 2 of the Guaranty is hereby amended and restated to read in its entirety as follows:

              "SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of April 20, 1995, made by the Borrower to the order of CoBank, in the original principal amount of $18,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "First Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of April 20, 1995, made by MCTC to the order of the Borrower, and assigned to CoBank, in the original principal amount of $18,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "First MCTC Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated July 1, 1996, made by the Borrower to the order of CoBank, in the original principal amount of $13,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "Second Note"); (d) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated July 1, 1996, made by MCTC to the order of the Borrower, and assigned to CoBank, in the original principal amount of $13,000,000 (as the same may be amended, extended, renewed or replaced from time to time, the "Second MCTC Note"; the First Note, the Second Note, the First MCTC Note, and the Second MCTC Note, collectively, the "Notes"); (e) all other payments or performances to be made by the Borrower or MCTC under the other Loan Documents to which each is a party; and (f) all





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  Continuing Guaranty/Mercury
Loan No. T0362
Loan No. T0388


       other indebtedness and liabilities of MCTC to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties."

       SECTION 3. Subsection L of Section 5 of the Guaranty is hereby amended and restated to read in its entirety as follows:

              "(L) FINANCIAL CONDITION. The liability and obligations of Mercury incurred or arising under this Guaranty and the other Loan Documents to which it is a party of the Borrower incurred or arising under the Loan Agreements, the First Note, the Second Note and the other Loan Documents to which it is a party, and of MCTC incurred or arising under the MCTC Guaranty, the First MCTC Note, the Second MCTC Note or the other Loan Documents to which it is a party, will benefit substantially Mercury directly and indirectly, and Mercury's board of directors has made that determination. Mercury has full and complete access to all of the Loan Documents and other documents relating to the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Mercury is fully informed of all circumstances that bear upon the risks of executing this Guaranty which a diligent inquiry would reveal. Mercury has adequate means to obtain from the Borrower and MCTC, on a continuing basis, information concerning the financial condition of the Borrower or MCTC and is not depending on CoBank to provide such information, now or in the future. Mercury agrees that CoBank will have no obligation to advise or notify Mercury of or provide Mercury with any data or information."

       SECTION 4. Subsection B of Section 7 of the Guaranty is hereby amended and restated to read in its entirety as follows:

              "(B) BINDING EFFECT. This Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any holder or owner of any of the Notes or any other Loan Document."

       SECTION 5. All references in the Guaranty to "this Guaranty" shall hereafter be to the Guaranty as amended by this First Amendment.





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  Continuing Guaranty/Mercury
Loan No. T0362
Loan No. T0388


       SECTION 6. The Guaranty is hereby amended by replacing all references in the Guaranty to the "Loan Agreement" with the "Loan Agreements."

       SECTION 7. After giving effect to the amendments to and restatements of the Guaranty set forth in this First Amendment, the representations and warranties of CCC set forth in the Guaranty are true and correct as of the date hereof as if made on the date hereof.

       SECTION 8. It is the intention of the parties hereto that this First Amendment shall not constitute a novation, it being the intention of the parties hereto merely to amend the Guaranty as expressly set forth herein. To the extent not inconsistent herewith, all of the terms and conditions of the Guaranty shall remain in full force and effect and are hereby ratified and confirmed by CCC and CoBank.

       SECTION 9. This First Amendment may be executed in any number of counterparts and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original and shall be binding upon all parties and their respective permitted successors and assigns, and all of which taken together shall constitute one and the same agreement.

       SECTION 10. This First Amendment shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.





                           [Signatures on next page]





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  Continuing Guaranty/Mercury
Loan No. T0362
Loan No. T0388


       THUS DONE AND SIGNED, on July 1, 1996, in the City of Lake
Charles, State of Louisiana, before me, notary public, after a due reading of the whole.


                                        MERCURY, INC.


Witness to all signatures:              By: /s/ WILLIAM L. HENNING, JR.
                                           -----------------------------------
                                           Name:  William L. Henning, Jr.
                                                ------------------------------
                                           Title:    President

/s/ SHEILA KING
----------------------------
Witness                                 Attest: /s/ THOMAS G. HENNING
                                               -------------------------------
                                               Name: Thomas G. Henning
                                                    --------------------------
                                               Title:    Secretary
/s/ PATRICIA HAMILTON
----------------------------
Witness                                                    [CORPORATE SEAL]

(Illegible)
----------------------------
Notary Public

My commission expires: (Illegible)

[NOTARIAL SEAL]





                     [Signatures Continued on Next Page]





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  Continuing Guaranty/Mercury
Loan No. T0362
Loan No. T0388


                  [Signatures Continued from Previous Page]




       At Atlanta, Georgia, on July 2, 1996.



                                    COBANK, ACB


                                    By: /s/ MARY KAY DEERING
                                       ----------------------------------------
                                       Name: Mary Kay Deering
                                            -----------------------------------
                                       Title: Vice President
                                             ----------------------------------

Witnesses to signature:


 /s/ SHAWNE KEENAN
-----------------------------------
Witness

 /s/ PETE ALFORD
-----------------------------------
Witness

 /s/ MARIANNE R. HOWELL
-----------------------------------
Notary Public
                       Notary Public, Cobb County, Georgia
My commission expires: April 25, 1996
                       -----------------------------------


       [NOTARIAL SEAL]





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